Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-32045 and 333-36881 on Form S-8 of our report dated August 10, 2006 appearing in this Annual Report on Form 11-K of the PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Columbus, Ohio
September 29, 2006